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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the use in this Registration Statement No. 333-87267 of Poet Holdings, Inc. on Amendment No. 7 to Form S-1 of our report dated September 8, 1999 (September 30, 1999 as to Note 11) appearing in the Prospectus, which is part of the Registration Statement and of our report dated September 8, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP
San Jose, California

November 9, 1999